SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1933


                        COMMISSION FILE NUMBER:  0-30470

                          Date of Report: June 8, 2000


                           BBB-HUNTOR ASSOCIATES, INC.


Nevada                                                                91-2006973
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)


PMB  318,  24843  Del  Prado  Dana  Point,  CA                             92629
(Address of principal executive offices)                              (Zip Code)


Registrant's  telephone  number,  including  area  code:         (949)  248-1765

Securities  registered  pursuant  to  Section  12(g)  of  the Act: Common Stock:
13,547,750


     ITEM 1. CHANGE OF CONTROL OF REGISTRANT. The acquisition reported in Item 2 does not invove a change of control of this reporting corporation.


     ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. By that certain Plan of Reorganization and Acquisition dated June 1, 2000, this corporation, BBB-Huntor Associates, Inc. ("BBB") acquired HomeTeach.com, Inc. ("HTC") together with all it assets, businesses and capital stock, as a wholly-owned subsidiary of BBB, for stock.

     Immediately before the acquisition, the Capital of BBB consisted of 100,000,000 shares of common voting stock of $.001 par value authorized, of which 10,000,000 shares were issued and outstanding; and the Capital of HTC consisted of 100,000,000 shares of common voting stock of $.001 par value authorized, of which 3,547,750 shares were issued and outstanding.

     We issued 3,547,750 shares, share for share, in exchange for the existing shares of HTC; such that, immediately following the acquisition, HTC was owned 100% by BBB, and BBB had 13,547,750 shares issued and outstanding.

     HomeTeach.com, Inc. ("HTC") was incorporated in the state of Nevada on February 23, 2000. It operates an authorized, interactive Internet access for parents and caregivers who are homeschooling children from kindergarten through high school. Its web site is authorized by the states of California and Texas for course assignments, progress testing and grade advancement. Management anticipates becoming accredited in all 50 states within 12 months. It is prepared to support homeschooling in all of the recognized styles including, but not limited to: Charlotte Mason, Unschooling, Christian-based, Waldorf, Montessori, Unit Studies, Frugal Homeschooling, and Homeschooling children with special needs.

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     Through  its web site, homeschoolers can receive advice, purchase supplies, receive state supplied materials and curriculum and chat with other homeschoolers. Subscribers are able to go online to: order supplies from the leading art, science, book and software companies with whom HomeTeach.com has established distributorship agreements to supply homeschoolers with the best available educational materials; order supplies which are provided at no charge by school districts, educational material manufacturers and publishers and the Federal Government and consult with experts. Homeschooling s most respected proponents are available to advise and inspire the homeschool teacher. These experts have homeschooled their children (many have homeschooled their grandchildren) and have also provided the homeschooling community with invaluable information and guidance.


     ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.  None.


     ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP.  None.


     ITEM  5.  OTHER  EVENTS.  None.


     ITEM 6. CHANGES OF REGISTRANT'S DIRECTORS. Kirt W. James, previously sole director, was joined on our board of directors by Jill P. Clark, sole director of HTC.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Dated:  June  8,  2000
                           BBB-HUNTOR ASSOCIATES, INC.

                                       By

/s/                                    /s/
Kirt  W.  James                        Jill  P.  Clark
President,  Director                   Secretary,  Director

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